As filed with the Securities and Exchange Commission on September 15, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its Charter)

Delaware	82-1512711
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

135 West 41st Street, 5th Floor

New York, New York 10036

(646) 790-5756

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harry Simeonidis

Chief Executive Officer and President

135 West 41st Street, 5th Floor

New York, New York 10036

(646) 790-5756

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph V. De Martino, Esq.

Johnathan C. Duncan, Esq.

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

Telephone: (202) 724-6848

Facsimile: (202) 857-6395

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion Dated September 15, 2026

INTELLIGENT BIO SOLUTIONS INC.

6,211,809 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of 6,211,809 shares of our common stock, par value $0.01 per share (“common stock”).

The 6,211,809 shares of common stock offered for resale by the Selling Stockholders named in this prospectus are issuable upon exercise of warrants acquired in a private placement transaction (the “September Private Placement”), pursuant to (i) a securities purchase agreement between us and an investor identified as a Selling Stockholder herein (the “Purchase Agreement”) and (ii) a placement agency agreement between us and Ladenburg Thalmann & Co. Inc. (“Ladenburg” or the “Placement Agent”) (the “Placement Agency Agreement”), each dated August 31, 2026. These shares consist of: (i) 2,036,659 shares issuable upon exercise of Series M Pre-Funded Warrants to purchase common stock (the “Series M Pre-Funded Warrants”) issued at closing under the Purchase Agreement in lieu of shares of common stock and held by the investor; (ii) 2,036,659 shares issuable upon exercise of Series N-1 Common Stock Purchase Warrants (the “Series N-1 Warrants”) held by the investor; (iii) 2,036,659 shares issuable upon exercise of Series N-2 Common Stock Purchase Warrants (the “Series N-2 Warrants”) held by the investor; and (iv) 101,832 shares issuable upon exercise of common stock purchase warrants issued to the Placement Agent or its designees (the “Placement Agent Warrants”). The Series M Pre-Funded Warrants, the Series N-1 Warrants, and the Placement Agent Warrants are exercisable immediately upon issuance. The Series N-2 Warrants are exercisable on and after the date on which the Company obtains stockholder approval (the “Stockholder Approval”) as may be required by the applicable rules and regulations of the Nasdaq Stock Market LLC (or any successor entity) with respect to the issuance of the underlying shares. The Company has agreed to hold an annual or special meeting of stockholders on or prior to December 31, 2026 to obtain the Stockholder Approval. The Series M Pre-Funded Warrants, the Series N-1 Warrants, the Series N-2 Warrants, and the Placement Agent Warrants are referred to collectively herein as the “Warrants”.

We are registering the shares of common stock issuable upon exercise of the Warrants on behalf of the Selling Stockholders, to be offered and sold by the Selling Stockholders from time to time. See “Prospectus Summary – Private Placement of Shares of Common Stock and Warrants” for additional information regarding the September Private Placement, the Warrants, the Purchase Agreement and the Placement Agency Agreement.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the Selling Stockholders of such shares. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants. We intend to use those proceeds, if any, for working capital and general corporate purposes.

Sales of the shares by the Selling Stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices and/or at varying prices determined at the time of sale. The Selling Stockholders may sell shares directly or to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the shares, or both. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Stockholders may sell their shares of common stock hereunder following the effective date of the registration statement of which this prospectus forms a part. We provide more information about how the Selling Stockholders may sell or otherwise dispose of their shares of common stock in the section titled “Plan of Distribution” on page 12. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. Each Selling Stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares.

Our common stock is listed on the Nasdaq Capital Market and traded under the symbol “INBS.” On September 14, 2026, the closing price of our common stock, as reported on the Nasdaq Capital Market, was $2.07 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Warrants on any national securities exchange.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 6 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 6 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “INBS,” the “Company” and similar designations refer to Intelligent Bio Solutions Inc., unless otherwise indicated or as the context otherwise requires.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Overview of our Company

Intelligent Bio Solutions Inc. and its wholly owned Delaware subsidiary, GBS Operations Inc., were each formed on December 5, 2016, under the laws of the state of Delaware. Our Australian subsidiary, Intelligent Bio Solutions (APAC) Pty Ltd, was formed on August 4, 2016, under the laws of New South Wales, Australia. On October 4, 2022, INBS acquired Intelligent Fingerprinting Limited (“IFP”), a company registered in England and Wales. Our headquarters are in New York City.

Intelligent Bio Solutions Inc. is a medical technology company focused on developing and delivering intelligent, rapid, non-invasive testing and screening solutions. We operate globally with the objective of providing innovative and accessible solutions that improve the quality of life.

Our Testing Platforms

Intelligent Fingerprinting Platform: The Company’s current active product is the Intelligent Fingerprinting Platform, a proprietary portable system that analyzes fingerprint sweat using a single-use cartridge and a handheld reader. The flagship product from this platform, which is commercially available in certain countries outside of the United States, is the Intelligent Fingerprinting Drug Screening System (the “IFP System” or “IFP Products”). The IFP System is a non-invasive, fingerprint sweat-based diagnostic screening product designed to detect drugs of abuse, including opiates, cocaine, methamphetamine, benzodiazepines, cannabis, methadone, and buprenorphine. The IFP System comprises a small, tamper-evident drug screening cartridge onto which ten fingerprint sweat samples are collected in under one minute, and a portable Intelligent Fingerprinting DSR-Plus analysis unit (the “IFP Reader”) that provides on-screen results in under ten minutes. Samples collected with a confirmatory kit may also be sent to a third-party laboratory service provider for confirmation testing. Customers include organizations in safety-critical industries such as construction, transportation and logistics, mining, manufacturing, and engineering, as well as drug treatment organizations in the rehabilitation sector and judicial organizations.

We plan to bring the IFP System to new markets and grow within existing markets concentrating on:

●	increasing market share across the United Kingdom and mainland Europe;
●	expanding sales and distribution throughout Australia, New Zealand and other countries in the Asia Pacific Region (“APAC Region”), and establishing the infrastructure and satisfying the regulatory requirements needed to do so;
●	continuing to work to gather additional supporting data to strengthen the Company’s new 510(k) submission to the United States Food and Drug Administration (“FDA”);
●	initiating research aimed at broadening the capabilities of the IFP System to test for additional drugs and indications, facilitating the expansion of the platform into point-of-care medical testing;
●	expanding the IFP System into new customer segments, including major sporting organizations, law enforcement, and commercial airlines; and
●	developing a strategic network of distributors with established customer bases throughout the APAC Region, Europe and North America to distribute the IFP Products.

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Biosensor Platform: Under the terms of an Amended and Restated License Agreement dated September 12, 2019 (the “BPT License Agreement”), between the Company and Life Science Biosensor Diagnostics Pty Ltd (“LSBD” or “Licensor”), the Company held an exclusive license in the APAC Region to certain of the Licensor’s proprietary intellectual property rights (the “LSBD IP”), which includes the Licensor’s biosensor technology (the “Biosensor IP”) used in the biosensor platform we refer to as the Biosensor Platform Technology (“BPT”), or simply the “Biosensor Platform”. This platform consists of a small, printable modified organic thin-film transistor strip designed to detect multiple biological analytes by substituting the top enzyme layer of the biosensor to suit each analyte. We refer to products that use the BPT as the “Licensed Products”. This platform technology has the potential to develop a range of Point of Care Tests. We understand that following the commencement of the liquidation of LSBD on July 21, 2023, the LSBD IP we licensed from LSBD, which includes the Biosensor IP, has reverted back to the University of Newcastle. Following our discussions with the University of Newcastle, it is our understanding that the University of Newcastle cannot finalize licensing of the Biosensor IP until the liquidation, by virtue of the status of LSBD being under external administration, is completed. As of the date of this prospectus, the ASIC database maintained by the Australian Securities and Investments Commission (ASIC) indicates that LSBD (Australian Company Number 613 279 771) is under the status of a company being under external administration. We do not know the timeline for when LSBD’s liquidation will be complete or when LSBD’s status will change, and accordingly, we do not expect any updates or finalization of any license terms until this occurs. As a result, further development of the BPT has been postponed until we are able to finalize appropriate licensing arrangements related to the BPT. The Company’s licensing of intellectual property from LSBD related to the COV2 Products described below, which includes a biosensor strip for antibodies against SARS-CoV-2, is subject to similar uncertainties and constraints related to the liquidation of LSBD. We do not believe the Biosensor Platform licenses have a material impact on the Company.

Our Products.

Intelligent Fingerprinting Drug Screening System

Our wholly owned subsidiary, Intelligent Fingerprinting Limited (IFP), is the developer and owner of our proprietary and commercially available portable drug screening system designed to detect common drugs of abuse through fingerprint sweat. The IFP System consists of a small, tamper-evident drug screening cartridge that collects ten fingerprint sweat samples, which are then analyzed in a portable handheld reader for precise on-screen results in minutes. This system eliminates the need for invasive and unpleasant urine, saliva, or blood collection to test for substance abuse. The ten samples are collected in under a minute before the portable analysis unit provides an on-screen result in under ten minutes. The IFP System is currently designed to detect opiates, cocaine, methamphetamine, benzodiazepines, cannabis, methadone, and buprenorphine. In addition, samples collected via confirmatory kits can be sent to a third-party laboratory service provider for confirmation testing.

Intelligent Fingerprinting Drug Screening System Functionality

The IFP System consists of single-use, tamper-evident Intelligent Fingerprinting Cartridges for sample collection and the portable IFP Reader analysis unit. The cartridge is inserted into a reader, and within 10 minutes, the results are displayed, with options to print and save anonymized data for further use. Results can also be downloaded to a computer and be used for, among other things, and to the extent legally permissible, integration with employee medical records or for general statistical analysis.

History and Background of the Intelligent Fingerprinting Drug Screening System

Founded in 2007, IFP is a spin-out company from the University of East Anglia (UEA) and is based in Cambridge, England. IFP developed and commercialized the patented IFP Reader and Cartridge system, which has been predominantly sold in the United Kingdom, mainland Europe and the Middle East. IFP continues to manufacture the cartridges for the IFP System in its factory in Cambridge, England.

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Recent Developments

Private Placement of Shares of Common Stock and Warrants

On August 31, 2026, we entered into the Purchase Agreement with a single institutional investor for the sale by the Company of (i) 2,036,659 shares of the Company’s common stock (or Series M Pre-Funded Warrants in lieu thereof), (ii) Series N-1 Warrants to purchase up to an aggregate of 2,036,659 shares of common stock, and (iii) Series N-2 Warrants to purchase up to an aggregate of 2,036,659 shares of common stock in a private placement offering (the “September Private Placement”). The Series N-2 Warrants, the Series N-1 Warrants, the Series M Pre-Funded Warrants and the Placement Agent Warrants are collectively referred to herein as the “Warrants.” The combined purchase price of one share of common stock (or one Series M Pre-Funded Warrant) and accompanying Series N-1 Warrant and Series N-2 Warrant was $2.455. The September Private Placement closed on September 2, 2026. At the closing of the September Private Placement, no shares of common stock were issued, and 2,036,659 Series M Pre-Funded Warrants were issued in lieu of common stock.

Subject to certain ownership limitations, the Series N-1 Warrants and Series M Pre-Funded Warrants are exercisable immediately upon issuance. Subject to the satisfaction of certain conditions, the Series N-1 Warrants are callable at the Company’s option following the Company’s public announcement that it has received 510(k) clearance from the U.S. Food and Drug Administration permitting the commercial marketing and sale of the Company’s Intelligent Fingerprinting Drug Screening System. The Series N-2 Warrants are exercisable on and after the date on which the Company obtains the Stockholder Approval (defined below). Each Series M Pre-Funded Warrant is exercisable into one share of common stock at a price per share of $0.01 (as adjusted from time to time in accordance with the terms thereof) and may be exercised at any time until the Series M Pre-Funded Warrants are exercised in full. Each Series N-1 Warrant and Series N-2 Warrant is exercisable into one share of common stock at a price per share of $2.33 (as adjusted from time to time in accordance with the terms thereof). The Series N-1 Warrants and Series N-2 Warrants each have a term of five years following the date a registration statement registering all warrant shares underlying the Series N-1 Warrants and Series N-2 Warrants is declared effective by the SEC.

The Company agreed to hold an annual or special meeting of stockholders on or prior to December 31, 2026, for the purpose of obtaining such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company with respect to the issuance of shares underlying the Series N-2 Warrants (the “Stockholder Approval”).

The gross proceeds to the Company from the September Private Placement were approximately $5.0 million, before deducting the Placement Agent’s fees and other offering expenses, and excluding the proceeds, if any, from the cash exercise of the Warrants. We intend to use the net proceeds from the September Private Placement for working capital and for general corporate purposes.

In connection with the Purchase Agreement, we entered into a Registration Rights Agreement and agreed to file by September 15, 2026, a resale registration statement (the “Resale Registration Statement”) with the SEC covering all shares of common stock sold or issuable to the investor in connection with the September Private Placement, including the shares of common stock issuable upon exercise of the Series M Pre-Funded Warrants, Series N-1 Warrants, and Series N-2 Warrants, and the shares of common stock issuable upon exercise of the Placement Agent Warrants, and to use our best efforts to cause the Resale Registration Statement to be declared effective no later than October 15, 2026. We are filing the registration statement of which this prospectus forms a part in order to fulfill this obligation.

The Warrants and the shares issuable upon exercise thereof were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

On August 31, 2026, we entered into a Placement Agency Agreement with Ladenburg, the Placement Agent, pursuant to which we agreed to pay the Placement Agent (i) a cash fee equal to 8.0% of the gross proceeds received by us in the September Private Placement; (ii) a management fee equal to 1.0% of the gross proceeds received by us in the September Private Placement; (iii) a cash fee equal to 9.0% of the gross proceeds received by us from the cash exercise of any Series N-1 Warrants and Series N-2 Warrants; (iv) common stock purchase warrants, issued to the Placement Agent or its designees, to purchase shares of common stock equal to 5.0% (or 101,832 shares after issuance to designees) of the aggregate number of shares and Series M Pre-Funded Warrants sold in the September Private Placement (the “Placement Agent Warrants”); and (v) reimbursement of the Placement Agent’s expenses in an amount up to $145,000. At the closing of the September Private Placement, the Company reimbursed the Placement Agent an aggregate of $60,000 for the Placement Agent’s expenses.

The Placement Agent Warrants are exercisable immediately upon issuance, have a term of five years following the date a registration statement registering all warrant shares underlying the Placement Agent Warrants is declared effective by the SEC, and have an exercise price of $3.06875 per share.

Corporate Information

Our principal executive offices are located at 135 West 41st Street, 5th Floor, New York, NY 10036. Our telephone number is (646) 790-5756 and our website address is www.ibs.inc. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 6 of this prospectus and our Annual Report on Form 10-K for the year ended June 30, 2026, and in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference herein.

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THE OFFERING

Common stock offered by Selling Stockholders:	Up to 6,211,809 shares of common stock (consisting of (i) 2,036,659 shares of common stock issuable upon exercise of the Series M Pre-Funded Warrants, (ii) 2,036,659 shares of common stock issuable upon exercise of Series N-1 Warrants, (iii) 2,036,659 shares of common stock issuable upon exercise of Series N-2 Warrants, and (iv) 101,832 shares of common stock issuable upon exercise of the Placement Agent Warrants).

Shares of common stock outstanding as of September 14, 2026:	3,316,803

Use of proceeds:	We will not receive any of the proceeds from any sale of the shares of common stock by the Selling Stockholders. We will receive proceeds only upon any cash exercises of the Warrants, if any. See “Use of Proceeds.”

Risk factors:	An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 6 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market symbol:	Our common stock is listed on the Nasdaq Capital Market under the symbol “INBS.” There is no established public trading market for the Warrants, and a market will likely never develop. The Warrants are not and will not be listed for trading on the Nasdaq Capital Market, any other national securities exchange or other nationally recognized trading system.

The number of shares of common stock outstanding is based on 3,316,803 shares outstanding as of September 14, 2026, and excludes:

● 6,211,809 shares issuable upon exercise of the Series M Pre-Funded Warrants, the Series N-1 Warrants, the Series N-2 Warrants, and the Placement Agent Warrants (the Warrants);

● 5,223,868 shares of common stock issuable upon the exercise of outstanding warrants (other than the Series N-1 Warrants, the Series N-2 Warrants, and the Placement Agent Warrants described above) with a weighted-average exercise price of $6.51 per share and that terminate between 2026 and 2031;

● 609,425 shares of common stock issuable upon the exercise of outstanding pre-funded warrants (other than the Series M Pre-Funded Warrants described above) with a weighted-average exercise price of $0.01 per share that do not terminate; and

● up to an aggregate of 3,265 shares of common stock reserved for future issuance under our 2019 Long Term Incentive Plan (the “2019 Plan”).

Except as otherwise indicated, the information in this prospectus assumes no exercise of options or exercise of warrants.

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RISK FACTORS

Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to this Offering

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of common stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the Selling Stockholders. These shares represent a large number of shares of our common stock, and if sold in the market all at once or at about the same time, could depress the market price of our common stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

Risks Related to Nasdaq Compliance

Although we regained compliance with the Nasdaq minimum bid price requirement in January 2026, we may not be able to satisfy the continued listing requirements of the Nasdaq Capital Market in order to maintain the listing of our common stock.

On December 15, 2025, we received a notice (the “Bid Price Notice”) from the Listing Qualifications Department of Nasdaq notifying us that because the closing bid price per share for Company common stock was below $1.00 for 30 consecutive business days preceding the date of the Bid Price Notice, we did not meet the $1.00 per share minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the Bid Price Rule).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided with an initial period of 180 calendar days, or until June 15, 2026, to regain compliance with the Bid Price Rule.

To regain compliance, we effected a reverse stock split of our common stock, which became effective at 11:59 p.m. (Eastern Time) on December 15, 2025, and our common stock began trading on a reverse stock split-adjusted basis on the Nasdaq Capital Market at the open of trading on December 16, 2025.

On January 7, 2026, we received written notification from Nasdaq notifying us that the Company had regained compliance with the Bid Price Rule as a result of the closing bid price of Company common stock being at $1.00 per share or greater for the prior 14 consecutive business days (from December 16, 2025, to January 6, 2026). Accordingly, the Company is now in compliance with the Bid Price Rule and Nasdaq considers the matter closed.

Although the matter described above was fully resolved in January 2026 when Nasdaq notified us that we had regained compliance with the Bid Price Rule, there can be no assurance that the closing bid price of our common stock will remain at or above $1.00 or that we will satisfy all of Nasdaq’s other continued listing requirements. If we fail to satisfy any of Nasdaq’s continued listing requirements, Nasdaq may take steps to delist our common stock, which could have a materially adverse effect on our ability to raise additional funds as well as the price and liquidity of our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto filed with the SEC. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

●	our ability to continue as a going concern;
●	our ability to successfully integrate acquisitions;
●	our ability to successfully develop and commercialize our drug and diagnostic tests;
●	our ability to realize commercial benefit from our partnerships and collaborations;
●	our ability to secure regulatory approvals or clearance;
●	compliance with obligations under intellectual property licenses with third parties;
●	market acceptance of our new offerings;
●	our ability to establish or maintain collaborations, licensing or other arrangements;
●	our ability and third parties’ abilities to protect intellectual property rights;
●	our ability to adequately support future growth; and
●	our ability to attract and retain key personnel to manage our business effectively.

Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth above under the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

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USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the Selling Stockholders identified herein. We will not receive any of the proceeds from the sale of these shares.

We will receive proceeds from any cash exercise of the Warrants. If all of the 6,109,977 shares of common stock underlying the Series M Pre-Funded Warrants, Series N-1 Warrants and Series N-2 Warrants and all 101,832 shares underlying the Placement Agent Warrants were exercised for cash, we would receive gross proceeds of approximately $9.82 million, consisting of approximately $9,490,831 from the Series N-1 and Series N-2 Warrants, approximately $20,367 from the Series M Pre-Funded Warrants and approximately $312,497 from the Placement Agent Warrants.

We intend to use any proceeds received by us from the cash exercise of the Warrants for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the cash exercise of the Warrants. Accordingly, our management will have broad discretion in the timing and application of these proceeds. The holders of the Warrants may exercise the Warrants at their own discretion and at any time until their expiration subject to and in accordance with the terms of the Warrants. As a result, we cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. In addition, the Warrants are exercisable on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of shares of common stock for which the Warrants are exercisable. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Warrants.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Stockholders are those issuable upon exercise of the Warrants. For additional information regarding the issuance of the shares and Warrants, see “Prospectus Summary – Private Placement of Shares of Common Stock and Warrants” above. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time.

Except for the ownership of the shares of common stock and the Warrants, the Selling Stockholders have not had any material relationship with us within the past three years, other than the following: (a) Ladenburg, a registered broker-dealer, has served as (i) financial advisor to the Company in connection with our acquisition of IFP; (ii) representative of the underwriters in our public offering that closed on March 10, 2023; (iii) representative of the underwriters in our public offering that closed on October 4, 2023; (iv) placement agent of the Company in the warrant inducement transaction that closed in February 2024; (v) placement agent of the Company in the warrant inducement transaction that closed in July 2025; (vi) manager and sales agent in our ATM offering pursuant to an At-The-Market Offering Agreement, dated September 18, 2024, with Ladenburg and our shelf registration statement on Form S-3; (vii) representative of the underwriters in our public offering that closed on February 21, 2025; (viii) the placement agent in the private placement that closed in January 2026; and (ix) the placement agent in the September Private Placement; (b) Ladenburg received compensation from the Company in connection with its service in the transactions described under the preceding clause (a); and (c) Nicholas Stergis, David Coherd, Andrew Moorefield and Daniel Daley are employees of Ladenburg and Messrs. Stergis and Coherd may be deemed to be affiliates of Ladenburg, a registered broker-dealer.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of common stock and warrants, as of September 14, 2026, assuming exercise of the warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of the Registration Rights Agreement and the Placement Agency Agreement, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued or issuable to the Selling Stockholders in connection with the September Private Placement, including the shares of common stock issuable upon exercise of the Placement Agent Warrants, and (ii) the maximum number of shares of common stock issuable upon exercise of the related Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Warrants and other warrants held by Selling Stockholders, a Selling Stockholder may not exercise any such warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Column 1	Column 2	Column 3	Column 4
	Number of shares of Common Stock Owned	Maximum Number of shares of Common Stock to be Sold Pursuant to	Number of shares of Common Stock Owned After Offering
Name of Selling Stockholder	Prior to Offering †	this Prospectus†	Number of Shares		Percent of Class††
Alyeska Master Fund, L.P.(1a)	9,368,058	6,109,977	1,022,067	(1b)	9.99%
Ladenburg Thalmann & Co. Inc. (2)	54,874	40,733	14,141		*
Nicholas Stergis(3)	68,206	45,825	22,381		*
David Coherd(4)	11,861	9,165	2,696		*
Andrew Moorefield(5)	7,300	4,582	2,718		*
Daniel Daley(6)	1,907	1,527	380		*

* Less than 1%

† Includes common stock issuable upon exercise of warrants and assumes that the Stockholder Approval is obtained.

†† Percentage of beneficial ownership is calculated based on 3,316,803 shares of common stock outstanding as of September 14, 2026.

(1a)	Alyeska Master Fund, L.P. Shares in Column 2 consist of (i) 6,109,977 shares of common stock issuable upon exercise of the Series M Pre-Funded Warrants, the Series N-1 Warrants and the Series N-2 Warrants issued in the September Private Placement (2,036,659 shares underlying each series), (ii) 217,938 shares of common stock, and (iii) 3,040,143 shares underlying warrants issued in prior transactions (consisting of 609,425 shares underlying Series L Pre-Funded Warrants, 1,149,425 shares underlying Series K-1 Warrants, 1,149,425 shares underlying Series K-2 Warrants, 43,956 shares underlying Series H-2 Warrants, and 87,912 shares underlying Series J Warrants). The Series M Pre-Funded Warrants, Series N-1 Warrants, Series N-2 Warrants and the other warrants held by Alyeska are subject to applicable beneficial ownership limitations, including a 9.99% limitation, which restricts Alyeska Master Fund, L.P. (the “Selling Stockholder”) from exercising that portion of the warrants that would result in Alyeska Master Fund, L.P. and its affiliates owning, after exercise, a number of shares of common stock in excess of the applicable beneficial ownership limitation. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(1b)	Following the offering, Alyeska Master Fund, L.P. will own (i) 217,938 shares of common stock, and (ii) 3,040,143 shares underlying warrants issued in prior transactions (consisting of 609,425 shares underlying Series L Pre-Funded Warrants, 1,149,425 shares underlying Series K-1 Warrants, 1,149,425 shares underlying Series K-2 Warrants, 43,956 shares underlying Series H-2 Warrants, and 87,912 shares underlying Series J Warrants). As such warrants are subject to a 9.99% beneficial ownership limitation, the number of shares of common stock deemed beneficially owned following the offering (as reflected in Column 4) is limited to 804,129 shares of common stock underlying warrants issued in prior transactions and 217,938 shares of common stock held directly by Alyeska.

(2)	Ladenburg Thalmann & Co. Inc. Shares in Column 2 consist of (i) 40,733 shares underlying the Placement Agent Warrants held directly by Ladenburg, as well as (ii) 14,141 shares underlying previously issued placement agent warrants held by Ladenburg. The principal address of Ladenburg is 640 Fifth Avenue, 4th Floor, New York, NY 10019. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Barry Steiner is the Co-Chief Executive Officer of Ladenburg and may be deemed to be the beneficial owner of such shares. Ladenburg is a registered broker-dealer. Ladenburg received the Placement Agent Warrants as compensation for placement agent services provided to the Company in connection with the September Private Placement.

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(3)	Nicholas Stergis - Shares in Column 2 consist of (i) 45,825 shares underlying Placement Agent Warrants held by Mr. Stergis; (ii) 2,405 shares directly held by Nicholas Stergis & Jennifer Stergis Tenancy By Entirety (“NSJS”); (iii) 1,648 shares underlying Series H-2 Warrants and an additional 757 shares underlying other warrants held by NSJS; and (iv) 17,571 shares underlying previously issued placement agent warrants held by Nicholas Stergis. The warrants listed above are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The Selling Stockholder is an affiliate and designee of Ladenburg, a registered broker-dealer that received the Placement Agent Warrants pursuant to investment banking services in connection with the September Private Placement. The Selling Stockholder has represented to us that the shares held by it were issued in the ordinary course of business and that at the time of issuance, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares.

(4)	David Coherd – Shares in Column 2 consist of (i) 9,165 shares underlying Placement Agent Warrants and (ii) 2,696 shares underlying previously issued placement agent warrants held by David Coherd. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The Selling Stockholder is an affiliate and designee of Ladenburg, a registered broker-dealer that received the Placement Agent Warrants pursuant to investment banking services in connection with the September Private Placement. The Selling Stockholder has represented to us that the shares held by it were issued in the ordinary course of business and that at the time of issuance, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares.

(5)	Andrew Moorefield - Shares in Column 2 consist of (i) 4,582 shares underlying Placement Agent Warrants; (ii) 1,125 shares of common stock directly held by Andrew Moorefield, (iii) 675 shares underlying Series H-2 Warrants; (iv) 125 shares underlying Series E Warrants; and (v) 793 shares underlying the previously issued placement agent warrants held by Mr. Moorefield. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The Selling Stockholder is an employee and designee of Ladenburg, a registered broker-dealer that received the Placement Agent Warrants pursuant to investment banking services in connection with the September Private Placement.

(6)	Daniel Daley - Shares in Column 2 consist of (i) 1,527 shares underlying the Placement Agent Warrants; (ii) 230 shares underlying Series H-2 Warrants; and (iii) 150 shares underlying previously issued placement agent warrants held by Mr. Daley. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The Selling Stockholder is an employee and designee of Ladenburg, a registered broker-dealer that received the Placement Agent Warrants pursuant to investment banking services in connection with the September Private Placement. The Selling Stockholder has represented to us that the shares held by it were issued in the ordinary course of business and that at the time of issuance, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities being registered hereunder (the “securities”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS

The consolidated financial statements of the Company as of June 30, 2026, and 2025, and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of UHY LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by ArentFox Schiff LLP, Washington, DC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to, or statements regarding, any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each of these references and statements is qualified in all respects by this reference.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available free of charge to the public on the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, our website (www.ibs.inc) under the heading “Investors.” The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended June 30, 2026 (filed on August 19, 2026);

●	our Current Reports on Form 8-K and any amendments on Form 8-K/A filed: on August 3, 2026; September 2, 2026 (other than Item 7.01 thereof); September 9, 2026 (other than Item 7.01 thereof); and September 11, 2026;

●	the description of our common stock contained in our registration statement Form 8-A filed with the SEC on December 22, 2020, and any other amendment or report filed for the purpose of updating such description, including any exhibits to our Annual Report on Form 10-K.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Intelligent Bio Solutions Inc.

135 West 41st Street, 5th Floor

New York, NY 10036

Attention: Corporate Secretary

(646) 790-5756

The documents incorporated by reference may be accessed at our website at www.ibs.inc. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities of Intelligent Bio Solutions Inc., which are registered under this Registration Statement on Form S-3, other than underwriting discounts and commissions. All expenses will be borne by Intelligent Bio Solutions Inc. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$1,857.25
Legal fees and expenses	$15,000.00
Accounting fees and expenses	$35,000.00
Miscellaneous expenses	$5,000.00
Total	$56,857.25

Item 15. Indemnification of Officers and Directors

The Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Amended and Restated Bylaws (as amended, the “Bylaws”) allow for its directors and officers to be indemnified by us to the fullest extent permitted by law.

The Company’s Certificate of Incorporation provides, in relevant part, that no director of the Company shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or any stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit and if the Delaware General Corporation Law is amended after the date of our Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The Company’s Bylaws provide, in relevant part, that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Company’s Bylaws also provide that the Company shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Indemnification, as described above, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct.

II-1

The Company’s Bylaws further provide that the indemnification and advancement of expenses provided by, or granted pursuant to the Company’s Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

In addition, we have entered into customary indemnification agreements with each of our directors and officers.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) (1) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence). (2) The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

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(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section. For purposes of this subsection, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company organized and licensed in compliance with the laws of any jurisdiction, including any captive insurance company licensed under Chapter 69 of Title 18, provided that the terms of any such captive insurance shall:

(1) Exclude from coverage thereunder, and provide that the insurer shall not make any payment for, loss in connection with any claim made against any person arising out of, based upon or attributable to any (i) personal profit or other financial advantage to which such person was not legally entitled or (ii) deliberate criminal or deliberate fraudulent act of such person, or a knowing violation of law by such person, if (in the case of the foregoing paragraph (g)(1)(i) or (ii) of this section) established by a final, nonappealable adjudication in the underlying proceeding in respect of such claim (which shall not include an action or proceeding initiated by the insurer or the insured to determine coverage under the policy), unless and only to the extent such person is entitled to be indemnified therefor under this section;

(2) Require that any determination to make a payment under such insurance in respect of a claim against a current director or officer (as defined in paragraph (c)(1) of this section) of the corporation shall be made by a independent claims administrator or in accordance with the provisions of paragraphs (d)(1) through (4) of this section; and

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(3) Require that, prior to any payment under such insurance in connection with any dismissal or compromise of any action, suit or proceeding brought by or in the right of a corporation as to which notice is required to be given to stockholders, such corporation shall include in such notice that a payment is proposed to be made under such insurance in connection with such dismissal or compromise.

For purposes of paragraph (g)(1) of this section, the conduct of an insured person shall not be imputed to any other insured person. A corporation that establishes or maintains a captive insurance company that provides insurance pursuant to this section shall not, solely by virtue thereof, be subject to the provisions of Title 18.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 16. Exhibits

Exhibit Number	Description

4.1	Form of Series N-1 Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2026).

4.2	Form of Series N-2 Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2026).

4.3	Form of Series M Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2026).

4.4	Form of Placement Agent Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2026).

5.1*	Opinion of ArentFox Schiff LLP

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2026).

10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2026).

10.3	Placement Agency Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2026).

23.1*	Consent of UHY LLP

23.2*	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to the registration statement)

107*	Filing Fee Table

*	Filed herewith

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

iii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Sydney, Australia, on September 15, 2026.

INTELLIGENT BIO SOLUTIONS INC.

By:	/s/ Harry Simeonidis
Name:	Harry Simeonidis
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either Harry Simeonidis or Spiro Sakiris, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Harry Simeonidis	Chief Executive Officer and President	September 15, 2026
Harry Simeonidis	(Principal Executive Officer)

/s/ Spiro Sakiris	Chief Financial Officer	September 15, 2026
Spiro Sakiris	(Principal Financial Officer and Principal Accounting Officer)

/s/ Steven Boyages	Chairman of the Board	September 15, 2026
Steven Boyages MB BS, PhD

/s/ Jonathan Hurd	Director	September 15, 2026
Jonathan Hurd

/s/ Jason Isenberg	Director	September 15, 2026
Jason Isenberg

/s/ Nicola Fraser	Director	September 15, 2026
Nicola Fraser

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